UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2018

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On April 24, 2018, Regional Health Properties, Inc. (together with its subsidiaries, “Regional”) received written notices from five of its facility tenants stating that: (i) due to current business conditions, the tenants can no longer operate the five Regional facilities located in Ohio identified in the table below (collectively, the “Ohio Facilities”); and (ii) each such tenant will surrender the possession of the applicable Ohio Facility to Regional on June 30, 2018. Each such tenant: (a) is affiliated with Beacon Health Management LLC (“Beacon”) and is identified as a “Sublessee” in the table below; and (b) operates the applicable Ohio Facility under a separate Sublease Agreement with Regional dated August 1, 2015 (collectively, the “Sublease Agreements”). The provisions of each of the Sublease Agreements provide for a lease term which expires in 2025.

The Sublease Agreements constitute approximately 14% of the annual 2018 rent payments Regional expected to receive from its leasing and subleasing business.  Regional has received rent for all of the Ohio Facilities for January 2018 and has the equivalent of one month rent in security deposits that can be applied to the rent for February 2018.  In addition, there is a lease inducement balance with respect to the Ohio Facilities owed to Regional of approximately $0.5 million.

Additional information with respect to the Sublease Agreements and the Ohio Facilities (including the annualized cash rent payments Regional had expected to receive) is shown below:

			Initial Lease Term		2018 Cash
	Operating		Commencement	Expiration	Annual Rent
Facility Name	Beds/Units	Structure	Date	Date	(000's)
Ohio
Covington Care	94	Leased	8/1/2015	4/30/2025	$818
Eaglewood ALF	80	Owned	8/1/2015	7/31/2025	764
Eaglewood Care Center	99	Owned	8/1/2015	7/31/2025	764
H&C of Greenfield	50	Owned	8/1/2015	7/31/2025	382
The Pavilion Care Center	50	Owned	8/1/2015	7/31/2025	382
Total	373				$3,110

The Sublease Agreements, structured as triple-net leases, have provisions requiring payment of real estate taxes by the applicable Sublessee, which liability Regional will be required to satisfy in the event of any non-payment by such Sublessee. Combined estimated annual property taxes for the Ohio Facilities are approximately $0.3 million per year. In addition, the Covington Care facility identified above is leased to Regional under an operating lease, dated August 26, 2002 (the “Covington Prime Lease”), under which Regional continues to be obligated. For a description of the Covington Prime Lease, see Note 7 – Leases – Operating Leases to Regional’s audited consolidated financial statements included in Regional’s Annual Report on Form 10-K for the year ended December 31, 2017.

Affiliates of Beacon also lease and operate two additional Regional facilities located in Georgia known as Lumber City and Southland Healthcare under separate sublease agreements.

Regional is currently in negotiations with suitably qualified replacement operators to take possession of the Ohio Facilities on July 1, 2018. There is no assurance that Regional will be able to execute new leases with respect to the Ohio Facilities on substantially equivalent terms to the Sublease Agreements or at all or that, if new leases are executed, the new tenants will be able to take possession of the Ohio Facilities on July 1, 2018. Regional intends to enforce its rights under the Sublease Agreements and pursue all remedies available to it under the Sublease Agreements and applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 4, 2018	REGIONAL HEALTH PROPERTIES, INC.

/s/ E. Clinton Cain
E. Clinton Cain
Interim Chief Financial Officer, Senior Vice President, Chief Accounting Officer

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